Exhibit 99.1

Navitas To Acquire Claros, Advancing AI Infrastructure with VPD & IVR Technology for Grid-to-xPU

The proposed acquisition is expected to provide the last step in power delivery to the core to complete Navitas’ grid-to-xPU high-power portfolio, accelerating its AI infrastructure strategy under Navitas 2.0 transformation

Anticipated benefits include:

-	Enabling of all steps of power conversion to be addressed from ultra-high voltage grid down to core/xPU
-	Doubling of Navitas’ 2030 serviceable addressable market (SAM) to over $8 billion
-	Expansion of IP, engineering and technology capabilities across digital control, passive integration, leading-edge mixed signal, and advanced 2D/3D packaging
-	Strengthening of mid- to long-term financial model through revenue acceleration and margin expansion, while maintaining its path to profitability

TORRANCE, CA – August 24, 2026 — Navitas Semiconductor Corporation (Nasdaq: NVTS) ) (Navitas or the Company), the industry leader in next-generation GaNFast™ gallium nitride (GaN) and GeneSiC™ silicon carbide (SiC) power semiconductors, today announced the signing of a definitive agreement to acquire Claros, Inc. (Claros) a power management solutions company developing vertical power delivery (VPD) and integrated voltage regulator (IVR) technology for next-generation AI data centers, in a transaction valued at up to approximately $232.8 million, based on the per share closing price of Navitas’ stock on August 21, 2026.

Navitas’ potential acquisition of Claros would extend the Company’s AI infrastructure portfolio from the grid all the way to the xPU by bringing industry-leading VPD and IVR capabilities that can directly power the high-current, high-speed processors at the heart of modern AI systems.

Today’s most advanced AI xPUs, GPUs, CPUs, TPUs, NPUs, and other accelerators - are running into a fundamental limit. Compute itself is not the bottleneck; it is the power delivery.

The new 800V high-voltage direct current (HVDC) architecture, paving the way for accelerated replacement of silicon by GaN and SiC high-power technologies, the core focus of Navitas 2.0, has started to address this problem, enabling higher-density power architecture and racks. However, on the last step, traditional voltage regulator modules (VRMs) push power sideways across the board, and as xPUs demand thousands of amps and near-instant response times, this lateral approach hits what Navitas refers to as a “power wall”. Bandwidth and compute performance are constrained by the limitations of existing power delivery systems.

Through the combination of Navitas and Claros, the Company expects to break through that wall all the way from grid-to-xPU. Claros’ VPD and IVR technologies stack power conversion, drive, control, and passives into a single, compact package. By placing this solution directly beneath or inside the chip package or printed circuit board, power travels only millimeters instead of inches. The result is ultra-fast transient response, dramatically lower impedance, higher efficiency at sub-volt levels, and the power density required for the next generation of AI compute.

This technology solution will be highly complementary to the GaN and high-voltage and ultra-high voltage SiC portfolio of Navitas, which enables the new 800V HVDC architecture, extending the high-density AI rack architecture in the first steps of the power conversion all the way to the core.

"The future of AI depends on delivering thousands of amps to increasingly power-hungry processors with unprecedented speed and precision,” said Chris Allexandre, President and CEO of Navitas. “The ‘power wall’ currently restricts next-gen xPUs in megawatt-scale server racks from achieving the next wave of AI performance. Combining Claros’ VPD and IVR technologies with Navitas' GaN and high-voltage and ultra-high voltage SiC portfolio, we break the AI infrastructure power wall, advancing the entire power chain from grid-to-xPU. This acquisition follows our Navitas 2.0 transformation and significantly expands our addressable market, deepens our engagement with hyperscalers and AI power platform providers, as well as strengthens our leadership in AI infrastructure in terms of both capabilities and product solutions offering. As AI power demand accelerates, we are uniquely positioned to deliver greater value for our customers, while driving sustainable long-term growth.”

Dan Kultran, Co-founder & CEO of Claros, commented, “Since we launched Claros in 2024, we’ve moved to rapidly redefine the AI data center power system. Navitas is an ideal partner to enable a complete grid-to-xPU power portfolio, deepen and expand our engagement with leading xPU and power customers, and accelerate our next phase of growth. Our companies share a fast-paced, highly innovative culture and a commitment to advancing breakthrough power technologies for years to come. I am very excited for the opportunity to join Chris and the Navitas leadership team.

“Our integrated voltage regulator technology brings power conversion millimeters from the xPU, reducing board-level distribution losses, lowering heat generation, and improving the efficiency of processor-level power delivery. For AI accelerators and high-performance processors, this close-to-chip approach, with Claros’ IP in VPD array architecture, can enable higher compute density, lower operating costs, and more efficient deployment of next-generation AI infrastructure.”

Together, Claros’ VPD and IVR technologies also broaden Navitas’ technology, engineering and IP capabilities with deep expertise in digital control, passive integration, advanced 2D/3D packaging, and leading-edge power and analog mixed-signal technologies, while also adding standalone digital and controller solutions that complement the Company’s GaN portfolio.

The acquisition, when completed, is expected to more than double Navitas’ identified 2030 SAM to over $8 billion, adding at least $3.5 billion from the rapidly growing VPD and IVR markets. Combined with Navitas’ existing $3.5 billion SAM for GaN and HV/UHV SiC and approximately $1 billion from new junction field-effect transistor technology, the acquisition is expected to significantly expand Navitas’ opportunity across the complete grid-to-xPU power chain.

Navitas’ current short-to mid-term financial model and strategy, under its Navitas 2.0 transformation, remain unchanged. Claros’ VPD and IVR technologies provide an additional growth accelerator from 2028/2029 onward alongside Navitas’ strong organic 800V HVDC GaN and SiC growth in AI infrastructure. The Company remains committed to its path toward profitability and does not expect a material change from its previous timeline.

Transaction Structure

Under the terms of the definitive merger agreement, Navitas will acquire Claros in a transaction valued up to approximately $232.8 million, comprised of approximately $216.0 million to be paid at closing in a combination of cash and shares of the Company’s Class A common stock, par value $0.0001 per share (Common Stock), and the remainder of which will be paid in shares of Common Stock on the achievement of certain business milestones during the two years following the closing date. The value of shares of Common Stock that comprise the merger consideration was determined based on the closing share price of a share of Common Stock on August 21, 2026, which was $12.97 (the Reference Price).

In addition, certain continuing Claros employees will be eligible to receive performance based compensation under the Company’s equity incentive plan, payable in shares of Common Stock, having a value of approximately $28.9 million based on the Reference Price, and based on the achievement of these same business milestones. The transaction has been unanimously approved by the boards of directors of both companies and is expected to close before year-end, subject to customary closing conditions, including applicable regulatory approvals.

About Navitas

Navitas Semiconductor (Nasdaq: NVTS) is a next-generation power semiconductor leader in gallium nitride (GaN), and IC integrated devices, and high-voltage silicon carbide (SiC) technology, driving innovation across AI data centers, performance computing, energy and grid infrastructure, and industrial electrification. With more than 30 years of combined expertise in wide-bandgap technologies, GaNFast™ power ICs integrate GaN power, drive, control, sensing, and protection, delivering faster power delivery, higher system density, and greater efficiency. GeneSiC™ high-voltage SiC devices leverage patented ‘trench-assisted planar technology’ to provide industry-leading voltage capability, efficiency, and reliability for medium-voltage grid and infrastructure applications. Navitas has over 300 patents issued or pending and is the world’s first semiconductor company to be CarbonNeutral®-certified.

Navitas Semiconductor, GaNFast, GaNSense, GeneSiC, and the Navitas logo are trademarks or registered trademarks of Navitas Semiconductor Limited and affiliates. All other brands, product names, and marks are or may be trademarks or registered trademarks used to identify products or services of their respective owners.

About Claros

Claros is a power management solutions company that’s leveraging innovative hardware and software to make AI infrastructure more efficient, more resilient, and more sustainable. By driving down the cost and complexity of power delivery and leveraging innovative hardware and software, the company seeks to decrease energy consumption, optimize power delivery, increase compute performance, and maximize the efficiency of AI operations. Founded in 2024, Claros is backed by Red Cell Partners, General Catalyst, Systemiq Capital, VIPC, and other investors.

Advisors
Connected Vision Advisors (CVA) and Needham & Company served as financial advisors to Navitas. Cozen O’Connor served as legal advisor to Navitas, and DLA Piper served as legal advisor to Claros.

No Offer or Solicitation

This communication is not intended to and shall not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made, except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

Forward-Looking Statements

Any forward-looking statements contained in this release are included pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 and other federal securities laws.  From time to time, oral or written forward-looking statements may also be included in other information released to the public. These forward-looking statements are intended to provide The Company’s and Claros’ respective management’s current expectations or plans for the Company’s future operating and financial performance, based on assumptions currently believed to be valid. Words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “project,” “may,” “will,” “would,” “could,” “should,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these words. All forward-looking statements involve risks, uncertainties and other factors that may cause actual results to differ materially from those expressed or implied in the forward-looking statements. These statements, including statements regarding the merger (the Mergers) contemplated by that certain Agreement and Plan of Merger (the Merger Agreement), by and among the Company, Claros, Compass Merger Sub 1 Inc., Compass Merger Sub 2 LLC, and Shareholder Representative Services LLC, the expected timing of the closing of the Mergers, and the anticipated benefits and prospects of the combined company, are based on management’s current expectations and are subject to risks and uncertainties that could cause actual results to differ materially, including, among others: the risk that the Mergers may not be completed in a timely manner or at all; the failure to satisfy the other conditions to the closing of the Mergers; the effect of the announcement, pendency or completion of the transaction on the market price of the Common Stock; the effects of business disruption resulting from the announcement or pendency of the Mergers; the diversion of management’s attention and resources from ongoing business operations; the effect of the transaction on the parties’ ability to retain and hire key personnel and to maintain relationships with customers, suppliers and other business partners; restrictions during the pendency of the transaction that may limit the parties’ ability to pursue business opportunities or strategic transactions; the risk that the anticipated benefits, synergies and cost savings may not be realized within the expected timeframe or at all; the difficulties and costs of integrating the two businesses; significant transaction costs and/or unknown or inestimable liabilities; the occurrence of any event that could give rise to termination of the Merger Agreement; the risk of stockholder litigation in connection with the transaction; the impact of macroeconomic and market conditions, including economic downturns, international conflict, trade disputes and tariffs; and the other risks identified in the Company’s filings with the SEC. There can be no assurance that the Mergers will in fact be consummated in the manner described or at all. These forward-looking statements speak only as of the date of this report and neither the Company nor Claros undertakes any obligation to update any forward-looking statement, except as required by applicable law.

Contact Information

Navitas Semiconductor

Vipin Bothra

info@navitassemi.com

Claros

press@redcellpartners.com

Navitas Investor Contacts

Leanne Sievers | Brett Perry

Shelton Group

sheltonir@sheltongroup.com

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